UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Empire State Building
350 Fifth Ave, Suite 7530
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 440-9100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2020, in connection with the consummation of the previously announced private exchange transaction, Rocket Pharmaceuticals, Inc. (the “Company”) issued $7.5 million aggregate principal amount of its 6.25% Convertible Senior Notes due 2022 (the “2022 Notes”) pursuant to the Second Supplemental Indenture, dated as of February 20, 2020 (the “Second Supplemental Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “2022 Notes Trustee”), as supplemented by the Supplemental Indenture to the Second Supplemental Indenture, dated as of June 12, 2020 (the “Supplemental Indenture”), between the Company and the 2022 Notes Trustee. The Second Supplemental Indenture supplements the Indenture between the Company and Wilmington Trust, National Association, as trustee, dated as of August 5, 2016 (the “Base Indenture” and, together with the Second Supplemental Indenture, as supplemented by the Supplemental Indenture, the “2022 Notes Indenture”).

The 2022 Notes were issued as additional notes pursuant to the 2022 Notes Indenture and constitute the same series of securities as the Company’s $39.35 million aggregate principal amount of 6.25% Convertible Senior Notes due 2022 issued on February 20, 2020 (the “Initial Notes”). The 2022 Notes will have substantially identical terms as the Initial Notes, will be treated as a single series of securities with the Initial Notes under the Indenture and will have the same CUSIP number as the Initial Notes.

The Company issued the 2022 Notes in exchange for $7.5 million aggregate principal amount of its 5.75% Convertible Senior Notes due 2021 (the “2021 Notes”) pursuant to a privately negotiated exchange agreement (the “Exchange Agreement”) entered into with a holder of 2021 Notes (the “Exchange Transaction”). A copy of the form of Exchange Agreement, substantially in the form entered into on February 10, 2020, with holders in prior exchange transactions for 2021 Notes, is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 11, 2020. In exchange for issuing 2022 Notes pursuant to the Exchange Transaction, the Company received and cancelled the exchanged 2021 Notes.

The 2022 Notes were offered, issued and sold in the Exchange Transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the 2022 Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the 2022 Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The 2022 Notes bear cash interest at the rate of 6.25% per annum, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2020. The 2022 Notes will mature on August 1, 2022, unless earlier repurchased, redeemed or converted in accordance with their terms. The 2022 Notes will be convertible at the option of holders of the 2022 Notes at any time until the close of business on the second business day immediately preceding the maturity date. Upon conversion, holders of the 2022 Notes will receive shares of the Company’s common stock.

The conversion rate for the 2022 Notes will initially be 31.1876 shares of the Company’s common stock per $1,000 principal amount of 2022 Notes, which is equivalent to an initial conversion price of approximately $32.06 per share of common stock, and is subject to adjustment under the terms of the 2022 Notes. In certain circumstances, the conversion rate will be increased in connection with voluntary conversions by the holders of the 2022 Notes or following certain corporate events that occur prior to the maturity date for a holder who elects to convert its 2022 Notes in connection with such corporate event. Holders of the 2022 Notes may require the Company to repurchase their 2022 Notes upon the occurrence of a fundamental change prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the 2022 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company may redeem for cash all or any portion of the 2022 Notes, at its option, if the last reported sale price of its common stock is equal to or greater than 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which the Company provides written notice of redemption. The redemption price will be equal to 100% of the principal amount of the principal amount of 2022 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2022 Notes Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the 2022 Notes Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 2022 Notes may declare 100% of the principal of, and any accrued and unpaid interest on, all of the 2022 Notes to be due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the 2022 Notes will become due and payable automatically. Notwithstanding the foregoing, the 2022 Notes Indenture provides that, to the extent the Company elects and for up to 180 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the 2022 Notes Indenture consists exclusively of the right to receive additional interest on the 2022 Notes.

The foregoing description of the 2022 Notes Indenture and the 2022 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the Supplemental Indenture and the Form of 2022 Note, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.2.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the 2022 Notes is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1
Base Indenture, dated as of August 5, 2016, between Inotek Pharmaceuticals Corporation and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (001-36829), filed with the SEC on August 5, 2016).

4.2
Second Supplemental Indenture, dated as of February 20, 2020, between Rocket Pharmaceuticals, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (001-36829), filed with the SEC on February 20, 2020).

4.2.1	Form of 6.25% Convertible Senior Note due 2022 (included as part of Exhibit 4.2).
4.3	Supplemental Indenture, dated as of June 12, 2020, between Rocket Pharmaceuticals, Inc. and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: June 12, 2020	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director